As filed with the Securities and Exchange Commission on November 13, 1998.

                                            Registration Statement No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

                                   ----------
       DELAWARE                                                   86-062904
(State of Incorporation)                                      (I.R.S. Employer
                                                             Identification No.)

                   2355 W. CHANDLER BLVD., CHANDLER, AZ 85224
          (Address of Principal Executive Offices, Including Zip Code)

                                   ----------

                        MICROCHIP TECHNOLOGY INCORPORATED

                       1997 Nonstatutory Stock Option Plan
                            (Full Title of the Plan)

                                   ----------

                                  Steve Sanghi
                      President and Chief Executive Officer
                        MICROCHIP TECHNOLOGY INCORPORATED
               2355 W. Chandler Boulevard, Chandler, Arizona 85224
                                  (602)786-7200
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

                         CALCULATION OF REGISTRATION FEE
================================================================================
                                      Proposed        Proposed
                                       Maximum        Maximum         Amount of
Title of Securities   Amount to be  Offering Price    Aggregate     Registration
 to be Registered      Registered     Per Share     Offering Price       Fee
--------------------------------------------------------------------------------

Common Stock, $.001
par value Per share:  2,000,000 (1)  $30.4688 (2)   $60,937,600 (2)  $16,940.65
================================================================================
1. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Nonstatutory Stock Option Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in any increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated. Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

2. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 100% of the average of the high and low prices reported on the Nasdaq National Market on November 9, 1998.
================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998.

     (b) The Registrant's Quarterly Report on Form 10-Q for the quarters ended September 30, 1998 and June 30, 1998.

     (c) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995.

     (d) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As to named experts, Item 5 is inapplicable. Mary K. Simmons, who is Corporate Counsel and Assistant Secretary of the Company, owns shares and is a holder of options to purchase shares constituting significantly less than one percent (1%) of the outstanding shares of the outstanding Common Stock, $.001 par value per share, of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Registrant's By-Laws provides for mandatory indemnification of its directors and executive officers, to the maximum extent permitted by Delaware Law. The Registrant has entered into indemnification agreements with its directors and certain of its officers, a form of which was filed as Exhibit 10.1 to Registration Statement No. 33-57960. The indemnification agreements provide the Registrant's directors and selected officers with further indemnification to the maximum extent permitted by Delaware law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

       4.1    1997 Nonstatutory  Stock Option Plan [Incorporated by reference to
              Exhibit 10.16 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998].

       5.1    Opinion and Consent of Mary K. Simmons, Esq.

       10.1. Form of Notice of Grant For 1997 Nonstatutory Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement [Incorporated by reference to Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998].

       23.1   Consent of KPMG Peat Marwick LLP.

       23.2   Consent of Counsel (contained in Exhibit 5.1).

       24.1 Power of Attorney (Reference is made to Page II-3 of this Registration Statement).

ITEM 9. UNDERTAKINGS.

       (a) The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
              (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
              (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chandler, State of Arizona, on November 13, 1998.

                                               MICROCHIP TECHNOLOGY INCORPORATED


                                               By: /s/ Steve Sanghi
                                               ---------------------------------
                                               Steve Sanghi, President and
                                               Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Microchip Technology Incorporated, a Delaware corporation, do hereby constitute and appoint Steve Sanghi and Mary K. Simmons, and each of them, the lawful attorneys-in-fact and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement and to any and all instruments or documents filed as a part of or in conjunction with this Registration Statement or to amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                                 Title                                  Date
     ---------                                 -----                                  ----
/s/ Steve Sanghi                 Chairman of the Board of Directors,
-----------------------------    President and Chief Executive Officer
    Steve Sanghi                 (Principal Executive Officer)                  November 13, 1998

/s/ C. Philip Chapman            Vice President, Chief Financial Officer
-----------------------------    and Secretary (Principal Accounting and
    C. Philip Chapman            Financial Officer)                             November 13, 1998

/s/ Albert J. Hugo-Martinez      Director                                       November 13, 1998
-----------------------------
    Albert J. Hugo-Martinez

/s/ L.B. Day                     Director                                       November 13, 1998
-----------------------------
    L.B. Day

/s/ Matthew W. Chapman           Director                                       November 13, 1998
-----------------------------
    Matthew W. Chapman

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.

                                    EXHIBITS

                                       TO

                                    FORM S-8

                                     UNDER

                             SECURITIES ACT OF 1933

                        MICROCHIP TECHNOLOGY INCORPORATED

                                  EXHIBIT INDEX


Exhibit
  No.                                 Exhibit
-------                               -------

4.1       1997  Nonstatutory  Stock  Option Plan  [Incorporated  by reference to
          Exhibit 10.16 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998]

5.1       Opinion and Consent of Mary K. Simmons, Esq.

10.1. Form of Notice of Grant For 1997 Nonstatutory Stock Option Plan, with Exhibit A thereto, Form of Stock Option Agreement [Incorporated by reference to Exhibit 10.17 to Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 1998]

23.1      Consent of KPMG Peat Marwick LLP

23.2      Consent of Counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (reference is made to page II-3 of this Registration Statement)